            SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 22, 1999



                             CYBERGUARD CORPORATION
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-24544

            FLORIDA                                           65-0510339
  (State or Other Jurisdiction                              (I.R.S. Employer
       of Incorporation)                                   Identification No.)

2000 WEST COMMERCIAL BOULEVARD, SUITE 200, FORT LAUDERDALE, FLORIDA        33309
(Address of principal executive offices)                              (Zip Code)

                  Registrant's telephone number: (954) 958-3900

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

The following exhibits are included in this report.

(c) Exhibits

         (i)      Forward Looking Statements

         (ii) Audited Financial Statements for the fiscal years ended June 30, 1998 and 1997.

         (iii)    Quarterly Restatements for fiscal years 1998 and 1997.



                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                CYBERGUARD CORPORATION

                                By:    /s/   DAVID R. PROCTOR

                                      David R. Proctor
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer


Dated: July 24, 1999

Exhibit 7 (c) (i)   FORWARD-LOOKING STATEMENTS

         Statements regarding future products, future prospects, business plans and strategies, future revenues and revenue sources, future liquidity and capital resources, computer network security market directions, future acceptance of the Company's products, possible growth in markets, possible resolution of loss contingencies, as well as other statements contained in this Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, and similar statements are forward looking statements.

These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward looking statements are not guarantees of future performance and that the actual results might differ materially from those suggested or projected in the forward looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; risks related to the early stage of the Company's existence and its products' development; the Company's ability to execute on its business plans; the Company's dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; risk and expense of Government regulation and effects on changes in regulation; the limited experience of the Company in marketing its products; uncertainties associated with product performance liability; risks associated with growth and expansion; risks associated with obtaining patent and intellectual property right protection; uncertainties in availability of expansion capital in the future and other risks associated with capital markets. In addition, certain recent events that have occurred also are factors that might cause future actual events to differ from those predicted or assumed, including: the Company's announcement in August 1998, regarding the resignation of KPMG Peat Marwick as its independent accountants and the subsequent engagement of PricewaterhouseCoopers LLP as the Company's independent accountants; the restatement of financial results for the Company's 1997 fiscal year and the three fiscal quarters ended September 30, 1997, December 31, 1997, and March 31, 1998; the suspension or retirement of three of the Company's executive officers during August, 1998 (with the suspended officers subsequently resigning their positions); the filing of twenty-five purported class action lawsuits against the Company and certain current and former officers and directors relating to the restatement of financial results noted above; the sale of assets of the Company's ARCA Systems, Inc. subsidiary; the delinquency in filing the Company's Form 10-K Annual Report for its fiscal year ended June 30, 1998 and other reports that are required to be filed under the Securities Exchange Act of 1934 (which, among other things, caused the Company to be delisted from the NASDAQ National Market, and restricts the Company from being able to use Form S-3, a simplified method of registering securities for sale with the Securities and Exchange Commission). The forward looking statements herein involve assumptions, risks and uncertainties, including, but not limited to economic, competitive, operational, management, governmental, litigation and technological factors affecting the Company's operations, liquidity, capital resources, markets, strategies, products, prices and other factors discussed elsewhere herein and in the other documents filed by the Company with the Securities and Exchange Commission. Many of the foregoing factors are beyond the Company's control.

EXHIBIT 7 (c) (ii) AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED JUNE 30, 1998 AND 1997


                                TABLE OF CONTENTS


Report of Independent Accountants

Consolidated Balance Sheets as of June 30, 1998 and June 30, 1997

Consolidated Statements of Operations for year ended June 30, 1998, and the year ended June 30, 1997

Consolidated Statements of Cash Flows for the year ended June 30, 1998, and the year ended June 30,1997

Consolidated Statements of Changes in Shareholders' Equity for the year ended
         June 30,1998 and the year ended June 30, 1997

Notes to Consolidated Financial Statements

                        REPORT OF INDEPENDENT ACCOUNTANTS









The Board of Directors and Shareholders of
CyberGuard Corporation and Subsidiaries



         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and changes in shareholders' equity, after the restatement described in Note 2, present fairly, in all material respects, the financial position of CyberGuard Corporation and its Subsidiaries at June 30, 1998 and 1997, and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

         As further described in Note 2, the Company restated its 1997 and 1996 financial statements previously audited by other independent accountants.

                                                     PricewaterhouseCoopers LLP

Atlanta, Georgia
July 22, 1999

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 June 30,       June 30,
                                                                   1998           1997
                                                                 --------       --------
                                     ASSETS
Cash and cash equivalents                                        $  1,773       $  2,975
Restricted cash                                                       650
Accounts receivable, less allowance for
  uncollectible accounts of $450 and $148
  at June 30, 1998 and June 30, 1997, respectively                  3,334          5,275
Inventories, net                                                      916          1,568
Capitalized software development, net                                                548
Other current assets                                                  166            265
Securities available for sale                                                      1,307
Receivable from sale of Arca Systems, Inc.                          3,261
                                                                 --------       --------

         Total current assets                                      10,100         11,938
                                                                 --------       --------

Property and equipment, net                                         1,761          1,630
Non-compete agreements, net                                           840          1,120
Goodwill, net                                                          96            122
Other assets                                                          279            395
                                                                 --------       --------

         Total assets                                            $ 13,076       $ 15,205
                                                                 ========       ========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Line of credit and note payable                                  $  2,198
Accounts payable                                                    2,383       $  2,109
Deferred revenue                                                    1,288          1,418
Accrued expenses and other liabilities                              2,619          2,353
                                                                 --------       --------

         Total current liabilities                                  8,488          5,880
                                                                 --------       --------

Commitments and contingencies - Note 14

Shareholders' equity:

Common stock par value $0.01 authorized 20,000,000
  shares; issued and outstanding 8,902,699 shares
  and 7,452,314 shares at June 30, 1998 and
  June 30, 1997, respectively                                          89             75
Additional paid in capital                                         72,999         59,507
Accumulated deficit                                               (68,360)       (50,096)
Unrealized loss on securities available for sale                                     (35)
Cumulative foreign currency translation adjustment                   (140)          (126)
                                                                 --------       --------

    Total shareholders' equity                                      4,588          9,325
                                                                 --------       --------

    Total liabilities and shareholders' equity                   $ 13,076       $ 15,205
                                                                 ========       ========

   The accompanying notes are an integral part of the consolidated financial statements.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                    Year Ended       Year Ended
                                                     June 30,          June 30,
                                                       1998             1997
                                                   -----------       -----------

Revenues:
  Products                                         $    13,563       $    13,135
  Services                                               1,989             1,089

                                                   -----------       -----------
                                                        15,552            14,224
                                                   -----------       -----------
Cost of Revenues:
  Products                                               5,044             6,672
  Services                                                 685               572

                                                   -----------       -----------
                                                         5,729             7,244
                                                   -----------       -----------

Gross Profit                                             9,823             6,980

Operating Expenses:
  Research and development                               5,767             4,723
  Selling, general and administrative                   20,216            15,133

                                                   -----------       -----------

Total operating expenses                                25,983            19,856

Operating loss                                         (16,160)          (12,876)

Interest income, net                                       399               646
Other income (expense), net                                 11              (200)
Loss on sale of Arca Systems, Inc.                      (2,386)
Loss on sale of securities available for sale             (128)           (5,012)
                                                   -----------       -----------
                                                        (2,104)           (4,566)

Net loss                                           $   (18,264)      $   (17,442)
                                                   ===========       ===========

Basic and fully-diluted loss per common share      $     (2.17)      $     (2.46)
                                                   ===========       ===========

Weighted average number of shares outstanding        8,423,011         7,100,014
                                                   ===========       ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                           Year Ended       Year Ended
                                                                            June 30,         June 30,
                                                                              1998             1997
                                                                            --------         --------
Cash flows from operating activities
     Net loss                                                               $(18,264)        $(17,442)
Adjustment to reconcile net loss to net
   cash used by operating activities:
    Depreciation                                                                 856              546
    Amortization                                                                 888            2,861
    Provision for inventory reserve                                              274              131
    Provision for uncollectible accounts                                         500              327
    Compensation and benefits                                                    256              125
    Loss on sale of securities available for sale                                128            5,012
    Loss on sale of Arca Systems, Inc.                                         2,386

Changes in assets and liabilities net of effect of 1997 acquisition:

    Accounts receivable                                                        1,440           (1,905)
    Inventories                                                                  379           (1,550)
    Accounts payable                                                             274            2,109
    Accrued expenses and other liabilities                                       266           (1,647)
    Deferred revenue                                                            (130)           1,214
    Other, net                                                                    91             (494)
                                                                            --------         --------
Net cash used by operating activities                                        (10,656)         (10,713)

Cash flows used by investing activities:
    Additions to property and equipment                                         (911)            (530)
    Purchase of business, net of cash acquired                                  (450)            (400)
    Advances to Arca Systems, Inc.                                              (417)
                                                                            --------         --------
Net cash used by investing activities                                         (1,778)            (930)

Cash flows from financing activities:
    Proceeds (repayments) from line of credit                                  1,548           (3,200)
    Proceeds from sale of securities                                           1,214           12,363
    Proceeds from sale of common stock                                         8,470            1,838
                                                                            --------         --------

Net cash provided by financing activities                                     11,232           11,001
                                                                            --------         --------

Net decrease in cash and cash equivalents                                     (1,202)            (642)

Cash and cash equivalents at beginning of the period                           2,975            3,617
                                                                            --------         --------

Cash and cash equivalents at end of the period                              $  1,773         $  2,975
                                                                            ========         ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                           Unrealized    Cumulative
                                                                                             Loss on       Foreign
                                                                Additional                 Securities      Currency
                                           Common Stock           Paid in   Accumulated     Available    Translation
                                       Shares        Amount       Capital     Deficit        for Sale     Adjustment     Total
                                      ----------     ------     ----------  -----------    ----------    ------------    -----

Balance June 30, 1996, as previously
    reported                           6,709,371     $   67        $56,152   $(37,210)                      $(764)       $18,245
Restatement                                                                     4,556                         522          5,078
                                      ----------     ------        -------   --------        ------         -----        -------
Balance June 30, 1996, as restated     6,709,371         67         56,152    (32,654)                       (242)        23,323
Net loss                                                                      (17,442)                                   (17,442)
Change in market value of
    securities available for sale                                                               (35)                         (35)
Translation adjustment                                                                                        116            116
Issuance of common stock, for
 the non compete agreement                91,800          1          1,399                                                 1,400
Issuance of common stock                 651,143          7          1,956                                                 1,963
                                      ----------     ------        -------   --------        ------         -----        -------

Balance June 30, 1997, as restated     7,452,314         75         59,507    (50,096)          (35)         (126)         9,325
Net loss                                                                      (18,264)                                   (18,264)
Translation adjustment                                                                                        (14)           (14)
Change in market value of securities
    available for sale                                                                           35                           35
Issuance of common stock               1,450,385         14          8,711                                                 8,725
Issuance of common stock for the
    Arca investment                      590,429          6          5,513                                                 5,519
Receipt and retirement of common
    stock for the Arca investment       (590,429)        (6)          (732)                                                 (738)
                                      ----------     ------        -------   --------        ------         -----        -------

Balance June 30, 1998                  8,902,699     $   89        $72,999   $(68,360)                      $(140)        $4,588
                                      ==========     ======        =======   ========        ======         =====        =======



    The accompanying notes are an integral part of the consolidated financial statements

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1998
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(1)      BASIS OF PRESENTATION AND NATURE OF OPERATIONS

         The consolidated financial statements are prepared on the basis of generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reported periods. Significant estimates include those made for software development costs, reserve for inventories, the allowance for uncollectable accounts, and contingencies. Actual results could differ from those estimates.

         The consolidated financial statements of CyberGuard Corporation and Subsidiaries (the "Company") include the accounts of the Company and its subsidiaries over which it maintains control. Majority owned subsidiaries where control is temporary are carried on the cost basis. All significant intercompany balances and transactions have been eliminated.

         The Company's operating results and financial condition may be impacted by a number of factors including, but not limited to the following, any of which could cause actual results to vary materially from current and historical results or the Company's anticipated future results. A portion of the Company's revenue is derived from its international operations and sources. As a result, the Company's operations and financial results have been affected by international factors such as changes in foreign currency exchange rates or weak economic conditions in the international markets in which the Company distributes its products. The network security industry is highly competitive and competition is expected to intensify. There are numerous companies competing in segments of the market in which the Company does business. Competitors include organizations significantly larger and with more development, marketing and financial resources than the Company.

          In addition, the Company is subject to risks and uncertainties which include, but are not limited to the timely development of and acceptance of new products, impact of competitive products, regulation, inventory obsolescence, the ultimate outcome of certain litigation matters, and cash balances in excess of federally insured limits.

         The Company provides a full suite of products and services for the network security industry. The products offered by the Company include the CyberGuard(R) Firewall, proprietary and third-party technology (such as Virtual Private Network, authentication, virus scanning, encryption, advanced reporting, high availability and centralized management), and consulting, support, and installation services.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(2)      RESTATEMENT


         The Company restated its 1997 and 1996 financial statements previously audited by other independent accountants.

         The following table depicts the components of the restatement:

                                                                                       1997             1996
                                                                                     --------         --------
Accumulated deficit as previously reported                                           $(49,700)        $(37,210)

Prior year adjustments                                                                  4,556

Adjustments
Restore capitalized software development costs written off
during fiscal 1996 and subsequent amortization during fiscal 1997                      (2,539)           3,087

Reduction (recognition) of expenses due to changes in timing of
expense accrual                                                                          (892)           1,196
Change in value of securities available for sale                                         (598)             846

Write off of foreign currency translation adjustment related to
subsidiaries sold during fiscal 1996                                                      522             (522)

Increase in receivable allowance for uncollectible accounts                                                (51)

Deferral of revenue due to changes in timing of revenue recognition                    (1,374)

Change in components of TradeWave acquisition                                             255

Write off of inventory and other current assets                                          (159)

Recognition of amounts related to prepaid licenses and post
contract customer support                                                                (167)
                                                                                     --------         --------
Net Adjustments                                                                          (396)           4,556
                                                                                     --------         --------
Accumulated deficit, as adjusted                                                     $(50,096)        $(32,654)
                                                                                     ========         ========

                                                                                       1997
                                                                                     --------
Net loss, as previously reported                                                     $(12,490)
                                                                                     ========
Net loss, restated                                                                   $(17,442)
                                                                                     ========
Net loss per share, as previously reported                                           $  (1.76)
                                                                                     ========
Net loss per share, restated                                                         $  (2.46)
                                                                                     ========

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(3)         SIGNIFICANT ACCOUNTING POLICIES

         Inventories--Inventories consist primarily of purchase component parts and are carried at the lower of cost, determined by the First-In-First-Out
(FIFO) method or market. The Company maintains a reserve for its estimate of excess, obsolete and damaged goods based on historical and forecasted usage.

         Long-Lived Assets--Property and equipment is carried at cost. Depreciation is computed by the straight-line method using the estimated useful lives of the assets which range from 3 to 10 years. Maintenance and repairs are charged to expense as incurred. Upon sale, retirement or other disposition of these assets, the cost and the related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is included in the consolidated statement of operations. The Company evaluates the recoverability of all its long-lived assets including intangibles and goodwill. If the sum of the undiscounted future cash flows is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

         Software Development Costs--The Company capitalizes costs related to the development of certain software products in accordance with Statement of Financial Accounting Standards No. 86 "Accounting For the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" which requires capitalization to begin when technological feasibility has been established and ends when the product is available for general release to customers. Software development costs incurred prior to technological feasibility defined by completion of a working model are considered research and development costs and are expensed as incurred. Capitalized costs are amortized as the greater of the amount computed using the ratio that current revenues for a product bear to the total current and anticipated future revenues for that product or the straight-line method over five years.

         During 1998 and 1997, the period between established technological feasibility and the general release has been less than three months and software development costs qualifying for capitalization have been minimal. Accordingly, the Company has not capitalized any software development costs for those years.

         Revenue Recognition--The Company accounts for software revenues in accordance with the American Institute of Certified Public Accountants Statement of Position 91-1, "Software Revenue Recognition". Revenues earned under software license agreements are generally recognized when the software has been shipped, payment is due within one year, collectibility is probable, and there are no significant vendor obligations. When factors indicate that fees in a reseller or distributor arrangement are not fixed or that a reasonable basis for estimating the degree of collectibility of the receivable does not exist, revenue is recognized as cash is received. Certain arrangements with distributors and resellers are under terms which allow for those distributors to receive price protection based on future price reductions and allow limited rights of return. The Company provides an allowance for uncollectible accounts which includes returns and price protection. Revenue on post contract customer support is deferred and amortized by the straight-line method over the term of the contracts.

         Income Taxes--The provision for income taxes and corresponding balance sheet accounts are determined in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax liabilities and assets are determined based on the temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Valuation allowances are established when necessary to reduce deferred tax assets to the amount which more likely than not is expected to be realized.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         Foreign Currency Translation--All balance sheet accounts denominated in foreign currency are translated into U.S. dollars at the current exchange rate as of the end of the accounting period. Income statement items are translated at weighted-average currency exchange rates. The Company will continue to be exposed to the effects of foreign currency translation adjustments. Gains and losses resulting from foreign currency transactions denominated in a currency other than the functional currency are included in net loss. Gains and losses relative to intercompany foreign currency transactions, for which settlement is not planned or anticipated are excluded from net loss and reflected as cumulative translation adjustments.

         Cash Equivalents and Restricted Cash--The Company considers all investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. Restricted cash is unavailable to the Company until certain contractual terms and conditions are met.

         Marketable Securities--The Company accounts for marketable securities in accordance with the SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). In accordance with the provisions of SFAS No. 115, marketable securities, which have been classified by the Company as available for sale, are carried at market value, with the unrealized gains or losses, net of tax, reported as a separate component of shareholders' equity.

         Net Loss Per Common Share--In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128 ("SFAS 128"). This statement establishes standards for computing and presenting earnings per share ("EPS"). Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. SFAS 128 requires restatement of all prior period EPS data presented. Potential common stock is in the form of stock options which do not have an effect on diluted net loss per share calculations due to its anti-dilutive effect.

(4)      LIQUIDITY AND CAPITAL RESOURCES

         The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in normal course of business. The Company has suffered recurring losses from operations resulting in net cash used in operating activities. In addition, violations of covenants in debt agreements have resulted in classification of all of its debt as current as of June 30, 1998. Management's financing plans include the sale of certain assets and the issuance of debt as well as the potential issuance of equity securities. Accordingly, management believes that the Company's consolidated financial statements are appropriately prepared on a going concern basis.

         The Company and certain former officers and directors were named in twenty-five shareholder lawsuits. The plaintiffs sued for unspecified compensatory damages, legal fees, and litigation costs. The Company is unable to predict the ultimate outcome or potential financial impact of this litigation.

         The consolidated financial statements do not include any adjustments relating to the realization of assets and the recognition and satisfaction of liabilities that might be necessary as a result of these matters.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(5)      REAL TIME BUSINESS

         In May 1995, the Company separated its business operation into two units: the Real Time Division, responsible for equipment development, and the Trusted Systems Division, responsible for network security product development. On February 8, 1996, the Company and Concurrent Computer Corporation ("Concurrent") announced the sale of the Real Time Division to Concurrent which became effective under the Purchase and Sale Agreement effective March 26, 1996 and amended and restated as of May 23, 1996 (hereinafter referred to as the "Agreement").

         The Agreement was approved by the shareholders of both companies on June 27, 1996 and the transaction was closed effective June 30, 1996. In connection with this sale, the Company changed its fiscal year end from September 30 to June 30 becoming effective in the year beginning October 1, 1995.

         Under the Agreement, the Company sold the net assets of its Real Time Division with a book value of $21,561 and issued 683,178 shares of its common stock valued at $1,804 to Concurrent in exchange for (a) 10,000,000 newly issued shares of Concurrent common stock, par value $0.01 per share valued at $10,700, and (b) convertible preferred stock of Concurrent paying a 9% cumulative annual dividend quarterly in arrears valued at $4,699. The preferred stock was redeemable by Concurrent when the current market price of Concurrent's common stock exceeded $3.75 per share and was mandatory redeemable on June 27, 2006 at the liquidation preference of $6,264 plus any unpaid dividends at that date. The conversion ratio for the preferred stock was based on the liquidation preference divided by the conversion price per the Agreement, set at $2.50 per share.

         At June 30, 1996, the Company sold its interest in 2,000,000 shares of Concurrent common stock recognizing no gain or loss on the sale. During 1997, all of the convertible preferred stock was converted to Concurrent common stock and accounted for as securities available for sale. During 1997, the Company sold a total of 9,950,000 shares recognizing a total loss on sale of those shares of $5,012. At June 30, 1997, the securities available for sale were valued at their market value of $1,007 with a net unrealized holding loss recorded to shareholder's equity of $35. At June 30, 1997, the securities available for sale also included $300 of cumulative dividends receivable on preferred stock. During 1998, the remaining shares of Concurrent common stock were sold at a loss of $128.

(6)      TRADEWAVE

         On April 9, 1997, the Company purchased substantially all the assets of TradeWave Corporation ("TradeWave"). The transaction was accounted for as a purchase and, accordingly, TradeWave's results are included in the consolidated financial statements since the date of acquisition. The aggregate purchase price was approximately $356. The fair value of identifiable net assets acquired was approximately $211. Approximately $129 has been accounted for as goodwill and is being amortized over its useful life of five years. Additionally, at the time of acquisition, a deferred charge of $133 was recorded representing restricted stock grants to TradeWave employees. The charge was expensed in 1998 over the course of the vesting period of the restricted stock grants none of which exceeded twelve months.

         During September 1998, the Company's Board of Directors authorized a plan to dispose of certain net assets of its TradeWave division, and on September 14, 1998 the Company announced the sale of TradeWave's Galaxy Internet search engine ("Galaxy") for approximately $2,000. In addition, on April 30, 1999, the Company sold substantially all the remaining assets of its TradeWave division to Digital Signature Trust Co. ("DST") for $810 and the assumption of certain liabilities. A definitive Asset Purchase Agreement was entered into that has certain development deadlines. An escrow account has been established to set aside fifty percent (50%) of the purchase price until the terms of the asset purchase agreement are met. The Company will record these transactions during fiscal year 1999.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


         In June 1999, CyberGuard filed a lawsuit against DST in state court in Austin, Texas. The Company alleged breach of contract, tortious interference and fraud. Also in June 1999, DST filed a lawsuit against the Company in federal court in Salt Lake City, Utah, alleging fraud, negligent misrepresentation, unjust enrichment, with unspecified damages, and rescission and reformation of contract. Both actions are currently tolled due to ongoing negotiations towards settlement between the Company and DST.

(7)      ARCA SYSTEMS, INC.

On June 17, 1998 the Company completed the acquisition of Arca Systems, Inc. ("Arca"), a privately held information professional security service firm, for 590,429 shares of its common stock. However, on October 5, 1998, the Company sold all the assets of Arca. As a result, the transaction is presented as a receivable from the sale of Arca and accounted for on the cost basis, at its net realizable value at June 30, 1998 because of the temporary control the Company had over this majority owned subsidiary. The investment amount was based on the fair value of the common stock issued, using an average of its quoted market value a few days before and after the acquisition announcement date, and other direct costs.

         In response to the Company's announcement on August 24, 1998, that revenues for certain 1998 quarters would be restated, the previous shareholders of Arca threatened legal action under the purchase agreement. On October 5, 1998 the Company completed the sale of the net assets of Arca to Exodus Communications. In exchange for the net assets of Arca, the Company received approximately $3,261, the return of the previously issued 590,429 shares of the Company's common stock and the release of any potential legal claims the Arca shareholders might have had against the Company. The disposition resulted in a settlement loss that was recorded in the fourth quarter of fiscal 1998 of $2,386 which was determined based on the Company's investment in and advances to Arca less the $3,261 cash received and the 590,429 shares of common stock at its fair value using its quoted market value on the return date. The shares were assumed to be retired effective June 30, 1998.

(8)      PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows:

                                            June 30,                June 30,
                                              1998                    1997
                                            --------                --------
Property and equipment                       $ 3,286                 $ 2,877
Purchased software for internal use              415                     198
Leasehold improvement                             37                      27
                                            --------                --------
  Subtotal                                     3,738                   3,102
                                            --------                --------
Less: accumulated depreciation                (1,977)                 (1,472)
                                            --------                --------
Property and equipment, net                  $ 1,761                 $ 1,630
                                            ========                ========

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


(9)      NON-COMPETE AGREEMENTS

         In connection with the sale of the Real Time Business, the Company entered into non-compete agreements for a period of five years with two former officers of the Company. In consideration for these non-compete agreements, these officers received 91,800 shares of the Company's common stock. These shares were valued at market price as of the date of the agreement, June 28, 1996. These amounts will be amortized over the life of the agreement. The amortization expense was $280, for the years ended June 30, 1998 and 1997, respectively.


(10)     ACCRUED EXPENSES AND OTHER LIABILITIES

         Accrued expenses and other liabilities consists of the following:

                                             June 30, 1998      June 30, 1997
                                             -------------      -------------

Salaries, wages and other compensation              $  794             $1,052
Accrued interest and sundry taxes                      243                 96
Accrued professional service fee                       958                238
Other payables                                         624                967
                                             --------------     -------------
                                                    $2,619             $2,353
                                             ==============     =============



(11)     LINE OF CREDIT AND NOTE PAYABLE

         On April 1, 1996, the Company entered into a loan agreement with Foothill Capital Corporation ("Foothill") pursuant to which Foothill agreed to make revolving advances to the Company on an amount of up to $5,000 subject to certain borrowing base requirements and at an interest rate equal to prime, plus two percent. As collateral for the loan, the Company granted Foothill a security interest in its assets (including the Concurrent common and preferred stock). In addition, the Company granted Foothill warrants to purchase 100,000 shares of common stock at a price equal to the lower of the price of a share of common stock issued to the public pursuant to a registration statement or $17.00 per share. In August 1996, the Foothill loan of $3,200 was repaid.

         On December 30, 1997, the Company entered into a $3,350 asset-based revolving line of credit and a $650 Term Note Agreement with Coast Business Credit ("Coast"). Interest is charged at the prime rate plus 2.0% (at June 30, 1998). The credit facility is collateralized by all of the tangible assets and intellectual property of the Company. Availability under the revolving credit facility is limited to 80% of eligible accounts receivable and 30% of qualified inventory up to a maximum availability of $300 on eligible inventory. The term note is for a period of three years and payable in thirty-nine monthly installments. The Company has presented the $650 cash compensating balance equal to the amount of the term loan as restricted cash. As of June 30, 1998, there was $2,198 outstanding under the agreement, all of which was classified as a current liability. The Company estimates that the fair value of the line of credit and note payable approximates carrying value based upon its effective current borrowing rate.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(12)     INCOME TAXES

         The components of deferred income tax assets (liabilities) are as follows:

DEFERRED TAX ASSETS AND LIABILITIES        June 30, 1998     June 30, 1997
                                           -------------     -------------

Accrued expenses                                   $ 537             $ 946
Depreciation and amortization                       (444)           (1,078)
Net operating loss carryforwards                  18,991            14,618
Capital loss carryforwards                         2,697             2,494
Other Deferred tax assets(liabilities)               859               (67)
Valuation allowance                              (22,640)          (16,913)
                                           -------------     -------------
Net deferred income tax liability                    --                 --
                                           =============     =============

         A reconciliation of the effective income tax rate and the statutory United States income tax rate follows:

                                       Year ended       Year ended
                                        June 30,         June 30,
                                         1998             1997
                                        ------           ------
Statutory U.S. income tax rate           (34.0%)         (34.0%)
Loss on sale of Arca                       5.1%            0.0%
State taxes                               (3.0%)          (3.0%)
Other                                      0.8%            1.0%
Valuation Allowance                       31.1%           36.0%
                                        ------          ------
Effective income tax rate                  0.0%            0.0%
                                        ======          ======

         As of June 30, 1998, the Company had U.S. net operating loss carryforwards for federal income tax purposes of approximately $51,000. The Company's net operating loss carryforwards begin to expire in 2010. Under the Tax Reform Act of 1986, the amounts of, and the benefits from, net operating loss carryforwards may be impaired or limited due to a change of ownership control as defined by the Internal Revenue Code. In addition, the Company has a U.S. net capital loss carryforwards of approximately $7,289. The Company may utilize the capital loss carryforwards only to the extent it generates future capital gains. As of June 30, 1998, a valuation allowance has been established against the deferred tax asset since the Company believes it is more likely than not that some or all of the amounts will not be realized.

(13)     SHAREHOLDERS' EQUITY

         Common Stock--Each share of the Company's common stock has attached to it one right. Each right entitles its registered holder to purchase from the Company after the "Separation Time", as hereinafter defined, one-hundredth of a share of Participating Preferred Stock, par value $.01 per share, for an amount calculated in accordance with the Preferred Stock Agreement. The rights will not trade separately from the common stock unless and until the Separation Time. The Separation Time is defined as the earlier of the tenth business day after the date on which any person commences a tender or exchange offer which, if consummated, would result in an acquisition, and the first date of public announcement by the Company of such offering. In the event of any voluntary or involuntary liquidation of the Company, the holders of the Preferred Stock shall be paid an amount as calculated in accordance with the Preferred Stock Agreement.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         Stock Option Plans--Effective October 8, 1994, the Company adopted a Stock Incentive Plan which permits the issuance of stock options, stock appreciation rights, performance awards, restricted stock and/or other stock based awards to directors and salaried employees. On February 4, 1996, the Board of Directors approved an amendment to the plan to reserve 2,025,000 shares of common stock for grant. The option price shall be determined by the Board Committee effective on the Grant Date. The option price shall not be less than fifty percent of the Fair Market Value of a share of common stock on the Grant Date. If Incentive Stock Options are granted to a participant who on the Grant Date is a ten-percent holder, such price shall not be less than one hundred and ten percent of the Fair Market Value of a share of common stock on the Grant Date. All options become immediately exercisable upon the occurrence of a Change in Control of the Company. Vesting of these options occurs based on years of service. Generally it begins at 33% after one year, 66% after two years, and 100% after the third year of service.

         The Company also elected to have non-qualified stock options for key executives as part of their compensation plan. The Board of Directors has the authority to determine to whom options may be granted, period of exercise, the option price at the date of grant, and what other restrictions, if any, should apply.

         The Company applies APB 25 and related interpretations in accounting for its plans. During 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") changing the methods for recognition of costs on plans similar to those of the Company. Adoption of the accounting provisions of SFAS 123 is optional; however, pro-forma disclosures as if the Company adopted the cost recognition requirements under SFAS 123 are required.

         The fair value method for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1998 and 1997, respectively: risk-free interest rates were 5.69% and 6.05%, expected dividend yield of 0%, volatility factors of the expected market price of the Company's common stock were 79.1% and 88.5% and a weighted average expected life of the option of 4 and 3 years, respectively.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         The adoption of SFAS 123 under the fair value based method would have increased compensation expense by $2,524 and $1,728 for the years ended June 30, 1998 and 1997. The effect of SFAS 123 under the fair value based method would have effected net loss and loss per share as follows:

                                                 Year Ended         Year Ended
                                               June 30, 1998       June 30, 1997
                                              ---------------      -------------

  Net loss                                       $(18,264)            $ (17,442)
                                                 ========             =========

  Pro-Forma                                      $(20,789)            $ (19,170)
                                                 ========             =========

  Loss per common share as reported              $  (2.17)            $   (2.46)
                                                 ========             =========
  Pro- Forma                                     $  (2.47)            $   (2.70)
                                                 ========             =========

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)



         Information relating to the Company's stock option plan is as follows:

                                                     Number of            Weighted Average
                                                       Shares              Exercise Price
                                                    ----------             --------------

Shares under option at June 30, 1996                 1,589,664                 $   3.50
Granted                                                947,850                 $   9.37
Exercised                                             (636,559)                $   3.00
Forfeited                                              (75,033)                $   8.75
                                                    ----------                 --------
Shares under option at June 30, 1997                 1,825,922                 $   7.77
                                                    ==========                 ========

Shares exercisable at June 30, 1997                    594,442                 $   6.43
                                                    ==========                 ========

Shares under option at June 30, 1997                 1,825,922                 $   7.77
Granted                                                889,668                 $   7.48
Exercised                                             (254,071)                $   4.37
Forfeited                                             (363,774)                $   9.21
                                                    ----------                 --------
Shares under option at June 30, 1998                 2,097,745                 $   7.81
                                                    ==========                 ========

Shares exercisable at June 30, 1998                    759,291                 $   7.95
                                                    ==========                 ========

         At June 30, 1998, 656,950 stock options outstanding had exercise prices ranging from $2.50 to $5.88. The weighted average exercise price of these options is $5.27 and weighted remaining contractual life of these options is
3.30 years. Of these options, 323,002 are exercisable at a weighted average price of $5.10.

         At June 30, 1998, 1,043,520 stock options outstanding had exercise prices ranging from $7.37 to $9.63. The weighted average exercise price of these options is $8.40 and weighted remaining contractual life of these options is
4.56 years. Of these options, 172,135 are exercisable at a weighted average price of $9.13.

         At June 30, 1998, 397,275 stock options outstanding had exercise prices ranging from $9.75 to $11.75. The weighted average exercise price of these options is $10.64. The remaining contractual life of these options is 7.55 years. Of these options, 264,154 are exercisable at a weighted average price of $10.67.

         As of June 30, 1998 there were 100,000 warrants to purchase common stock outstanding to Nissin Electric Company, granted as a part of a joint sales and marketing agreement to address the Japanese firewall market. These warrants are exercisable based upon Nissin fulfilling certain minimum purchase obligations at predetermined dates through December 31, 1998. The options are exercisable at $15.00 per common share.

         During September 1998, the Company re-priced all of the outstanding options to its then current fair market value per share of $1.125. In addition, during fiscal year 1999 the Company issued officers and employees approximately 1,110,936 new options at an exercise price of $1.31 per share.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

 (14)    COMMITMENTS AND CONTINGENCIES

         Lease Commitments--Rent expense was $501 for the year ended June 30, 1998 and $231 for the year ended June 30, 1997.

         On June 10, 1997, the Company entered into a ten-year term office lease for its corporate office located in a commercial building in Fort Lauderdale, Florida. The lease provides for a 5-year renewal option.

         Total future minimum rental commitments under non-cancelable operating leases, primarily for buildings and equipment, for the years following June 30, 1998 are as follows:

                           YEAR                      AMOUNT
                           ----                      ------
                           1999                      $  672
                           2000                         667
                           2001                         478
                           2002                         454
                        Thereafter                      464
                                                     ------
                           Total                     $2,735
                                                     ======

         Effective May 1, 1999, the Company sold substantially all the assets of its TradeWave division and the assumption of several capital and operating leases. In the transaction, the operating lease amount assumed for the fiscal year ended 1999 are $25, fiscal year end 2000 are $165, fiscal year end 2001 are $3, and fiscal year end 2002 are $2.

         Litigation--In August 1998, the Company and certain current and former officers and directors were named as defendants in 25 shareholder lawsuits filed in the United States District Court for the Southern District of Florida. All of the lawsuits purport to be brought on behalf of a class of all persons who purchased or otherwise acquired the Company's common stock during various periods from October 7, 1997 through August 24, 1998. The lawsuits allege, among other things, that as a result of accounting issues relating to the Company's revenue recognition practices, defendants knowingly or recklessly caused the Company to publish false and misleading financial statements which caused the Company's common stock prices to rise artificially. One lawsuit also alleges violations of common law. The plaintiffs are seeking an unspecified amount of damages, interest, costs and attorney fees. These cases have been transferred and consolidated into a single case for purposes of all pre-trial matters and trial.

         The Company's obligation to indemnify its officers and directors under the aforementioned lawsuits is insured, to the extent of the limits of the applicable insurance policies. The Company has notified its insurance carrier of the existence of the lawsuits, and the carrier has sent the Company a reservation of rights letter. The Company intends to vigorously defend these actions, and believes that in the event that it is unsuccessful, that insurance coverage will be available to defray a portion, or substantially all, the expense of defending and settling the lawsuits or paying a judgment. However, the Company is unable to predict the ultimate outcome of the litigation. There can be no assurance that the Company will be successful in defending the lawsuits or that if unsuccessful, that insurance will be available to pay all or any portion of the expense of the lawsuits. If the Company is unsuccessful in defending the lawsuits and the insurance coverage is unavailable or insufficient, the resolution of the lawsuits could have a material adverse effect on the Company's consolidated financial position, results of operations, and cash flows. The Company's consolidated financial statements do not include any adjustments related to these matters.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         The Company is involved from time to time in other litigation on various matters relating to the conduct of its business. The Company believes that these other litigation, single or collective, will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

         Regulatory Investigations--In August of 1998, the Securities and Exchange Commission ("SEC") began an informal investigation into certain accounting and financial reporting practices of the Company. The Company is cooperating with the SEC. The Company is unable to predict the ultimate outcome of the investigation. The resolution of such matters could have a material adverse effect on the Company's consolidated financial position, results of operations, and cash flows. The Company's consolidated financial statements do not include any adjustments related to these matters.

(15)     CONCENTRATIONS OF CREDIT RISK

         Financial instruments, which potentially subject the Company to a concentration of credit risk principally, consist of cash, cash equivalents and trade receivables. The Company holds any excess cash in short-term investments consisting of commercial paper. Concentrations of credit risk with respect to receivables are limited due to the Company's customer base.

(16)     EMPLOYEE BENEFIT PLANS

         The Company has a 401(k) Savings Plan ("the Plan") which covers the eligible employees of the Company. An employee is eligible to participate in the Plan on the date of hire. The amount of profit-sharing contributions made by the Company into the Plan is discretionary. Each participant may contribute up to 12% of compensation into the Plan. The Company makes a matching contribution on behalf of each participant for the first 6% of their individual contribution. These contributions are made in the form of cash and common stock of the Company. Participants' profit sharing and matching contribution vests over a seven-year period. The Company's contributions to the Plan were $388 for the year ended June 30, 1998 and $221 for the year ended June 30, 1997.

 (17)    GEOGRAPHIC AND CUSTOMER INFORMATION

         The Company operates primarily in one segment: trusted systems consisting of network security and electronic commerce products and services. During 1998, one customer, a major financial institution, represented 17% of consolidated sales. During 1997, sales to a distributor represented 11% of consolidated sales.

         A summary of the Company's operations by geographic area is summarized below:

                                              Year Ended        Year Ended
                                           June 30, 1998     June 30, 1997
                                           --------------    --------------
        United States Operations
                Net sales                       $ 11,423          $ 10,057
                Net loss                         (17,292)          (17,176)
                Identifiable assets               11,100            15,043

        European Operations
                Net sales                          4,129             4,167
                Net loss                            (972)             (266)
                Identifiable assets                1,976               162

U.S. Export Sales were $4,530 for the year ended June 30, 1998, and $5,209 for the year ended June 30, 1997.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


(18)     CONCURRENT CORPORATION AGREEMENTS

         The Company entered into an agreement with Concurrent Corporation on June 30, 1996 to provide certain administrative and personnel-related services for the Company. The Company was billed monthly for these services which totaled $461 for the year ended June 30, 1997. Effective June 30, 1997 the only service provided was for rental of facilities. The facility costs paid to Concurrent were $40 for the fiscal year ended June 30, 1998.

         CyberGuard Reseller Agreement:

         The Company and Concurrent entered into a reseller agreement effective June 27, 1996 to act as a reseller of CyberGuard products. For each CyberGuard product sold by Concurrent, Concurrent shall pay to CyberGuard a predetermined fee. The initial term of the agreement was for a period of twelve months beginning with the effective date of this agreement and may be renewed for two additional terms of twelve months each with the written consent of both the Company and Concurrent. During the current fiscal year, the Company elected to extend the reseller agreement to Concurrent for an additional twelve-month period.

         Sales to Concurrent Computer Corporation and its subsidiaries were $60 for the year ended June 30, 1997 and $174 for the year ended June 30, 1998.

         Nighthawk Supplier Agreement:

         Effective June 27, 1996, the Company and Concurrent entered into a supplier agreement. During the initial term of the agreement, the Company shall pay Concurrent a fee of $5 per month. The initial term of this agreement shall be for a period of twelve months beginning with the effective date of this agreement and may be renewed for two additional terms of twelve months each with the written consent of both the Company and Concurrent. The NightHawk Supplier Agreement with Concurrent was renegotiated at the end of the initial term with new pricing established and an extension of the agreement until December 31, 1997.


(19)     SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION


         During 1998, the Company issued 590,429 shares of common stock for all of the outstanding common stock of Arca. In addition, during 1998 and 1997, the Company paid cash for interest of $84 and $2, respectively.


(20)     NEW ACCOUNTING PRONOUNCEMENTS


         In October 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"). This statement provides guidance on applying generally accepted accounting principles in recognizing revenues on software transactions. SOP 97-2 supercedes Statement of Position 91-1 "Software Revenue Recognition". SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. Earlier application is encouraged as of the beginning of the fiscal year or interim period for which financial statements or information have not been issued. Retroactive application of the provisions of this statement is prohibited. The Company believes that the adoption of SOP 97-2 will not have a significant impact on its revenue recognition policy.

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

         In June 1997, the Financial Accounting Standards Board ("FASB") Issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 requires all items to be reported in a separate financial statement. The Company believes that adoption of SFAS No. 130 will not have a significant impact on its financial reporting.

         In June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No 131). SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. SFAS 131 establishes standards for the way public business enterprises report selected information about operating segments in interim financial reports issued to shareholders. The Company believes that adoption of SFAS No. 131 will not have a significant impact on its financial reporting.

(21)  SUBSEQUENT EVENTS


         On December 17, 1998, the Company executed an agreement to issue $1,125,000 of Convertible Debt ("Debt"). The Debt bears interest at prime plus 200 basis points and is payable quarterly. The Debt is convertible into 750,000 shares of common stock at a conversion price equal to $1.50 per share. The Debt is convertible, at the debt holders option, after February 1, 2000. In addition, the Company issued the debt holders 500,000 warrants to purchase the Company's common stock at $2.00. The warrants are exercisable at any time before June, 2001. The terms of the Debt and warrant agreement, which permit the conversion of the Debt and warrants to common stock at a discount to market, is considered a beneficial conversion feature. The beneficial conversion feature at the date of issuance of the Debt will be recognized as interest expense over the shortest possible conversion period. The convertible debt is subordinated to the Company's senior debt.

         During December 1998, the Company's senior creditor, Coast, notified the Company of the following events of default under the loan agreement: decline in revenues, significant decline in the market value of the Company's stock, and the shareholder lawsuits. Coast agreed to continue to make advances to the Company but did not waive any of their rights under the default provision. The Company reclassified the three-year note to current due to the technical default. Coast may elect to cease funding and demand payment. In addition, pursuant to the loan agreement, the interest rate was adjusted to prime plus 5%.

         On January 11, 1999, the Company was delisted from the NASDAQ.

EXHIBIT 7 (c) (iii) QUARTERLY RESTATEMENT

Previously, CyberGuard Corporation had announced that due to a review of its revenue recognition policy relating to distributors and resellers, it would restate results for the first three-quarters of the fiscal year ended June 30, 1998. Subsequently, the Company determined that it would also restate its results from fiscal year 1997. These restatements are presented below. Previously, the Company had reported revenues for fiscal year 1997 of $15,621 and a net loss of $12,490 or a loss per share of $1.76. For the first three-quarters of fiscal 1998, the Company had previously reported revenue of $15,069 and a net loss of $5,951 or $0.75 per share.

The restatements arise from errors in applying the Company's revenue recognition policy and resulted in the following adjustments to correct revenues previously reported in fiscal year 1998 and 1997. In addition, the restatement of expenses were primarily due to the restatement of the write-off of capitalized software in fiscal year end 1996 and its amortization in fiscal years 1997 and 1998, and the timing of recognition of expense amounts.


                                   qtr1         qtr2           qtr3          qtr4         qtr1          qtr2           qtr3
                                   ----         ----           ----          ----         ----          ----           ----
                                  9/30/96     12/31/96       3/31/97       6/30/97       9/30/97      12/31/97        3/31/98
                                  -------     --------       -------       -------       -------      --------        -------

Revenues, as previously
  reported                     $     3,067   $     3,047   $     4,105   $     5,402   $     5,063   $     4,854   $     5,152
Restatements                          (457)         (389)          (52)         (499)         (890)         (669)         (636)
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Revenues, restated                   2,610         2,658         4,053         4,903         4,173         4,185         4,516
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

Cost of revenues, as
  previously reported                1,874         1,508         1,870         1,988         1,796         1,828         1,778
Restatements                                                                       4           (25)           (5)          (30)
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Costs of revenues, restated          1,874         1,508         1,870         1,992         1,771         1,823         1,748
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

Gross profit, as
  previously reported                1,193         1,539         2,235         3,414         3,267         3,026         3,374
Restatements                          (457)         (389)          (52)         (503)         (865)         (664)         (606)
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Gross profit, restated                 736         1,150         2,183         2,911         2,402         2,362         2,768
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

Development, Selling,
  General and
  Administrative,
  as reported                        3,400         3,563         3,875         5,557         5,421         5,817         5,047

Restatements                           817           942           816           898           389           560           500
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Development, Selling,
  General and
  Administrative,
  restated                           4,217         4,505         4,691         6,455         5,810         6,377         5,547
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

Other income (expense),
  as reported                       (6,055)        1,207           748          (376)          452           187            29
Restatements                            --          (238)          (18)          178          (188)          (59)           --
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Other income (expense),
  restated                          (6,055)          969           730          (198)          264           128            29
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

Net loss, as previously
  reported                     $    (8,262)  $      (817)  $      (892)  $    (2,519)  $    (1,702)  $    (2,604)  $    (1,644)
Restatements                        (1,274)       (1,569)         (886)       (1,223)       (1,442)       (1,283)       (1,106)
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net loss, restated                  (9,536)       (2,386)       (1,778)       (3,742)       (3,144)       (3,887)       (2,750)
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

Loss per share, as previously
  reported                     $     (1.20)  $     (0.12)  $     (0.12)  $     (0.32)  $     (0.22)  $     (0.32)  $     (0.19)
Restatements                         (0.19)        (0.22)        (0.12)        (0.17)        (0.19)        (0.16)        (0.13)
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Loss per share, restated       $     (1.39)  $     (0.34)  $     (0.24)  $     (0.49)  $     (0.41)  $     (0.48)  $     (0.32)
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

Weighted Average Shares
  Outstanding                    6,859,146     7,086,692     7,375,293     7,100,014     7,688,529     8,111,851     8,504,575
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========